                                                                       EXHIBIT 1

                                6,500,000 SHARES

                             P.H. GLATFELTER COMPANY

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                       [-], 2004

CREDIT SUISSE FIRST BOSTON LLC
  As Representative of the Several Underwriters,
       Eleven Madison Avenue,
           New York, NY 10010-3629

Dear Sirs:

      1. Introductory. The shareholders listed in Schedule A hereto ("SELLING SHAREHOLDERS") propose severally to sell an aggregate of 6,500,000 outstanding shares ("FIRM SECURITIES") of the common stock, $0.01 par value ("SECURITIES") of P.H. Glatfelter Company, a Pennsylvania corporation ("COMPANY"), and certain of the Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 975,000 additional outstanding shares ("OPTIONAL SECURITIES") of the Company's Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Selling Shareholders hereby agree with the Company and with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

      2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Shareholders that:

            (i) A registration statement (No. 333-117233) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
      (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
      Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by (i) any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof or (ii) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (iv) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate, limited liability company or other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or other equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities.

            (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

            (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (viii) The Securities have been approved for listing on the New York Stock Exchange.

            (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

            (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.

            (xi) This Agreement has been duly authorized, executed and delivered by the Company.

            (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

            (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

            (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

            (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (xx) The Company is subject to the reporting requirements of either
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (xxi) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (xxii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and
      (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the Company and the several Underwriters that:

            (i) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

            (iv) The sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto; provided, however, that with respect to information in the possession of PNC Bank, National Association ("PNC"), in its capacity as a trustee or co-trustee of the Selling Shareholders, the possession of such information is intended to refer to the actual knowledge, after due inquiry, but without further investigation, of the officers of PNC who have been involved in the process of selling the Offered Securities to the Underwriters.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at
a purchase price of $    per share, that number of Firm Securities (rounded up
or down, as determined by Credit Suisse First Boston LLC ("CSFB") in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

      Certificates in negotiable form for the Offered Securities have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Mellon Investor Services LLC, as custodian ("CUSTODIAN"). Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

      The Custodian will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an
account at a bank acceptable to CSFB drawn to the order of         at the office
of Cravath, Swaine & Moore LLP, at        A.M., New York time, on           , or
at such other time not later than seven full business days thereafter as CSFB and the Custodian determine, such time being herein referred to as the "FIRST CLOSING DATE". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from CSFB given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Selling Shareholders.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order
of        , at the office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the several Underwriters and the Selling Shareholders that:

            (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

      The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

            (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (v) The Company will furnish to the Representative copies of each Registration Statement two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

            (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

            (vii) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except grants of employee stock options or awards of restricted stock units pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Securities pursuant to the award of restricted stock units.

      (b) The Company and the Selling Shareholders (represented by PNC Bank, National Association, as trustee) entered into a Reimbursement Agreement on June 11, 2004. The Reimbursement Agreement provides, among other things and subject to certain exceptions, for the payment of Registration Expenses (as defined in the Reimbursement Agreement) by the Selling Shareholders. Consistent with the terms of the Reimbursement Agreement, the Selling Shareholders agree with the several Underwriters and the Company that the Selling Shareholders will pay all Registration Expenses together with any transfer taxes on the sale of the Offered Securities to the Underwriters. In accordance with the terms of the Reimbursement Agreement, the Selling Shareholders also agree to pay one-half of the expenses incident to any travel expenses (including, without limitation, the cost of chartering a plane) of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (the Company agrees to pay the other half of such expenses).

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

            (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements included in the
                  Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) the unaudited consolidated revenues, net sales,
                  operating income, net income and net income per share amounts for the three and six-month periods ended June 30, 2004 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                        (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                        (D) for the period from the closing date of the latest
                  income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

            except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

            (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than

      10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representative, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
      (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representative shall have received an opinion, dated such Closing Date, of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in North Carolina, New Jersey and Wisconsin;

                  (ii) Each domestic subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Prospectus; and each domestic subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in the jurisdictions set forth on Schedule H; all of the issued and outstanding capital stock or other equity interest of each domestic subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock or other equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free of any perfected security interest created under Article 9 of the Uniform Commercial Code, and, to our knowledge, is owned free from any other liens, encumbrances and defects;

                  (iii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof incorporated by reference in the Prospectus; and the shareholders of the Company have no preemptive rights under the Company's Articles of Incorporation and By-laws with respect to the Securities;

                  (iv) There are no contracts, agreements or understandings
            known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                  (v) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (vi) No consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (vii) The execution, delivery and performance of this
            Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any domestic subsidiary of the Company or any of their properties, or any agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 or its Quarterly Report on Form 10-Q, for the quarter ended June 30, 2004 to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary;

                  (viii) The Initial Registration Statement was declared
            effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents, in so far as such descriptions purport to constitute a summary of such statutes, legal or governmental proceedings, contracts or other documents, are accurate in all material respects and fairly summarize the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described or filed as required; it being understood that such counsel need express no opinion as to the financial statements, other financial data or the sections titled "Critical Accounting Policies" and "Recent Accounting Pronouncements" contained in the Registration Statements or the Prospectus; and

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

            (e) The Representative shall have received an opinion, dated such Closing Date, of Obermayer Rebmann Maxwell & Hippel, LLP ("Obermayer"), counsel for PNC Bank, National Association, a trustee or co-trustee of trusts that are Selling Shareholders, in a form satisfactory to the Representative and Obermayer.

            (f) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP referred to above.

            (g) The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

            (h) The Representative shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.


            (i) The Custodian will deliver to CSFB a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.


            (j) The Representative shall have received an opinion dated such Closing Date, of Harkins Cunningham LLP, counsel for the co-trustees set forth on Schedule C, in the form set forth on Schedule D.

            (k) The Representative shall have received an opinion dated such Closing Date, of Thompson & Knight LLP, counsel for the Probasco Family Living Trust, a Selling Shareholder, in the form set forth on Schedule E.

            (l) The Representative shall have received an opinion dated such Closing Date, of Freshfields Bruckhaus Deringer, counsel for the Company, in the form set forth on Schedule G.

The Selling Shareholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Act, and each Selling Shareholder, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Shareholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom a person has purchased Offered Securities and such person is asserting a loss, claim, damage or liability against such Underwriter and such loss, claim, damage or liability has been incurred by such person under circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company had previously furnished the requisite quantities of copies of the Prospectus on a timely basis to the Underwriters, (ii) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (iii) such Underwriters shall have failed to use reasonable efforts to send to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus.

      (b) The Selling Shareholders, severally, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, and the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders shall only be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by a Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information in the Prospectus set forth on Schedule F.

      (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or any Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information appearing in the first, fourth, ninth and eleventh paragraphs under the caption "Underwriting".

      (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (evidence of such satisfaction to be provided in writing by the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. If, pursuant to this subsection (d), the indemnifying party has assumed the defense of a proceeding against an indemnified party, the indemnifying party shall not be liable for any settlement of such proceeding effected by any indemnified party without its written consent.

      (e) If the indemnification provided for in this Section is unavailable or insufficient, although applicable in accordance with its terms, to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e), subject to the limitations set forth in subsection (d), above. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Selling Shareholders will severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.


      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative at Eleven Madison Avenue, New York, NY 10010-3629, Attention:
Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 96 South George Street, Suite 400, York, Pennsylvania 17401, Attention: General Counsel, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or faxed and confirmed to
at           ; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to CSFB at the address set forth herein, or to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080, Attention: Global Origination Counsel Group.


      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

      12. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. John C. van Roden, Jr. will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by John C. van Roden, Jr. will be binding upon all the Selling Shareholders.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                                   EACH SELLING SHAREHOLDER SET
                                                   FORTH ON SCHEDULE A

                                                   By _____________________
                                                      John C. van Roden, Jr
                                                      Attorney-in-Fact

                                                   P.H. GLATFELTER COMPANY

                                                        By _____________________

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON LLC

By _______________________

      Acting on behalf of itself and as the
         Representative of the several Under-
         writers.

                                   SCHEDULE A


                                                                                                                  NUMBER OF
                                                                                                 NUMBER OF         OPTIONAL
                                                                                              FIRM SECURITIES     SECURITIES
                                       SELLING SHAREHOLDER                                       TO BE SOLD       TO BE SOLD
                                       -------------------                                    ---------------    ------------
1.       GLT Family Scholarship Foundation                                                            1,082              162
2.       Janet V. Eyster                                                                              8,802            1,320
3.       Karen E. Glatfelter Revocable Trust under Deed dated 2/4/04                                  3,956              593
4.       L. Romaine Glatfelter Trust No. 12                                                          99,493           14,924
5.       L. Romaine Glatfelter Trust No. 13                                                          99,493           14,924
6.       L. Romaine Glatfelter Trust No. 14                                                          99,493           14,924
7.       L. Romaine Glatfelter Trust No. 24                                                         175,537           26,331
8.       L. Romaine Glatfelter Trust No. 25                                                         175,537           26,331
9.       L. Romaine Glatfelter Trust No. 26                                                         175,537           26,331
10.      L. Romaine Glatfelter 2/Charitable Trust                                                     8,837            1,326
11.      Mellie I. Glatfelter 2/Charitable Trust                                                      8,837            1,326
12.      Probasco Family Living Trust                                                               128,005           19,201
13.      T/D Mellie I. Glatfelter Trust No. 21                                                      124,579           18,687
14.      T/D Mellie I. Glatfelter Trust No. 22                                                      124,579           18,687
15.      T/D Mellie I. Glatfelter Trust No. 23                                                      124,579           18,687
16.      Trust under Deed of Anne M. Glatfelter dated 7/21/48, as amended, I                         15,616            2,342
17.      Trust under Deed of Anne M. Glatfelter dated 7/21/48, as amended, II                        17,435            2,615
18.      Trust under Deed of Cassandra E. Savitz dated 12/18/87                                     614,026           92,104
19.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, Amended, as
         apptd by PHG III, I                                                                         19,160            2,874
20.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, apptd by PHG III, II           19,160            2,874
21.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as amended, I                  17,061            2,559
22.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as amended, II                 11,381            1,707
23.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as amended, III                13,622            2,043
24.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as amended, IV                 12,582            1,887
25.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as amended, V                  13,622            2,043
26.      Trust under Deed of Cassandra McC. Glatfelter dated 8/10/45, as apptd by TMcCG              40,865            6,130
27.      Trust under Deed of Elizabeth G. Kegler dated 10/27/74, as amended                         455,883           68,382

28.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/7/87 I                                3,379                507
29.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/7/87 II                               5,984                898
30.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/7/87 III                              6,200                930
31.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/7/87 IV                               8,422              1,263
32.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/22/87 I                                 520                 78
33.      Trust under Deed of Elizabeth G. Rosenmiller dated 7/22/87 II                                520                 78
34.      Trust under Deed of Elizabeth G. Rosenmiller dated 11/5/92 I                              12,154              1,823
35.      Trust under Deed of Elizabeth G. Rosenmiller dated 11/5/92 II                              8,107              1,216
36.      Trust under Deed of George H. Glatfelter dated 1/12/51, as amended                       260,451             39,068
37.      Trust under Deed of George H. Glatfelter dated 10/19/76                                  208,349             31,252
38.      Trust under Deed of George H. Glatfelter dated 12/12/89 I                                  1,405                211
39.      Trust under Deed of George H. Glatfelter dated 12/12/89 II                                 2,954                443
40.      Trust under Deed of George H. Glatfelter dated 12/12/89 III                                2,954                443
41.      Trust under Deed of Irene G. Fegley dated 7/16/79 I                                        3,158                474
42.      Trust under Deed of Irene G. Fegley dated 7/16/79 II                                       2,299                345
43.      Trust under Deed of Julius Berkowitz dated 3/6/89                                          3,045                457
44.      Trust under Deed of Katherine G. Costello dated 1/2/69, as amended                       347,458             52,119
45.      Trust under Deed of Katherine G. Costello dated 12/3/87 I                                  1,016                152
46.      Trust under Deed of Katherine G. Costello dated 12/3/87 II                                 1,016                152
47.      Trust under Deed of Katherine G. Costello dated 12/3/87 III                                1,016                152
48.      Trust under Deed of Katherine G. Costello dated 9/12/95/GST exempt                        17,820              2,673
49.      Trust under Deed of Katherine H. Glatfelter dated 1/14/28, as amended                     16,350              2,452
50.      Trust under Deed of L Romaine Glatfelter dated 9/24/29                                   140,430             21,064
51.      Trust under Deed of L Romaine Glatfelter dated 9/27/29 as apptd by
         William L. Glatfelter                                                                    126,744             19,012
52.      Trust under Deed of Mellie I. Glatfelter dated 9/27/29, as apptd by
         William L. Glatfelter                                                                     99,658             14,949
53.      Trust under Deed of Patricia G. Foulkrod dated 12/28/65, as amended                      466,140             69,921
54.      Trust under Deed of Paul J. Costello dated 12/3/87 I                                         868                130
55.      Trust under Deed of Paul J.Costello dated 12/3/87 II                                       1,519                228
56.      Trust under Deed of Paul J. Costello dated 12/3/87 III                                     1,953                293
57.      Trust under Deed of Paul J. Costello dated 12/3/87 IV                                      1,953                293
58.      Trust under Deed of Philip H. Glatfelter 9/19/39, apptd by C McC. Glatfelter I             2,105                316
59.      Trust under Deed of Philip H. Glatfelter 9/19/39, apptd by C McC. Glatfelter II            1,404                211
60.      Trust under Deed of Philip H. Glatfelter dated 12/8/55                                   228,398             34,260
61.      Trust under Deed of Philip H. Glatfelter dated 12/8/55 as supplemented by LRG  &         114,174             17,126

         apptd by PHG I, I
62.      Trust under Deed of Philip H. Glatfelter dated 12/8/55 supplemented by LRG & apptd by
         PHG I, II                                                                                   114,174             17,126
63.      Trust under Deed of Philip H. Glatfelter dated 4/23/54, as amended, I                        39,107              5,866
64.      Trust under Deed of Philip H. Glatfelter dated 4/23/54, as amended, II                       26,087              3,913
65.      Trust under Deed of Philip H. Glatfelter dated 12/8/55, as appt by Theodore McC.
         Glatfelter                                                                                  228,348             34,252
66.      Trust under Deed of Philip H. Glatfelter dated 9/19/39, apptd by CMcCG & PHG III, I           2,203                330
67.      Trust under Deed of Philip H. Glatfelter dated 9/19/39, apptd by CMcCG & PHG III, II          2,203                330
68.      Trust under Deed of Philip H. Glatfelter dated 9/19/39, as apptd by Cassandra McC.
         Glatfelter                                                                                    5,044                757
69.      Trust under Deed of Philip H. Glatfelter dtd 9/19/39 as apptd by CMcCG & TMcCG                5,042                756
70.      Trust under Deed of Philip H. Glatfelter, III dated 11/14/89 I                                4,922                738
71.      Trust under Deed of Philip H. Glatfelter, III dated 11/14/89 II                               4,922                738
72.      Trust under Deed of Philip H. Glatfelter, III dated 11/14/89 III                              4,922                738
73.      Trust under Deed of Philip H. Glatfelter, III dated 12/21/76                                 12,476              1,871
74.      Trust under Deed of Philip H. Glatfelter IV dated 7/24/79                                       312                 47
75.      Trust under Deed of Sherry M. Glatfelter dated 2/1/88                                         3,874                581
76.      Trust under Deed of Theodore McC. Glatfelter dated 4/7/41, as amended (marital)             251,232             37,685
77.      Trust under Deed of Theodore McC. Glatfelter dated 4/7/41, as amended (GST)                  25,045              3,757
78.      Trust under Deed of Theodore McC. Glatfelter dated 12/17/76                                  31,079              4,662
79.      Trust under Deed of Theodore McC. Glatfelter dated 4/7/41, as amended 5/6/87                 72,091             10,814
80.      Trust under Deed of William L. Glatfelter dated 9/27/29                                     508,322             76,248
81.      Trust under Deed of William L. Glatfelter III dated 2/1/88                                      912                137
82.      Trust under Deed of William M. Eyster II                                                    406,430             60,965
83.      WLG Charitable Foundation                                                                    42,571              6,386
                                                                                                   ---------            -------
                                                                                                   6,500,000            975,000
                                                                                                   =========            =======

                                   SCHEDULE B

                                                                                         NUMBER OF
                                                                                      FIRM SECURITIES
                  UNDERWRITER                                                         TO BE PURCHASED
                  -----------                                                         ---------------
Credit Suisse First Boston LLC...............................................

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.....................................................

                                                                                         ---------

                                                                                         =========
                           Total.............................................

                                   SCHEDULE C

Katherine G. Costello

William M. Eyster

Elizabeth Glatfelter

George H. Glatfelter

Patricia G. Foulkrod

Cassandra E. Savitz

Katherine K. Glatfelter

                                   SCHEDULE D

      (i) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject; and

      (ii) This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

                                   SCHEDULE E

      (i) The Probasco Family Living Trust (a "Selling Shareholder") has valid and unencumbered title to the Offered Securities delivered by such Selling Shareholder on such Closing Date and has full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Shareholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them on such Closing Date hereunder;

      (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement and or this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

      (iii) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of its properties or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject, or the constituent trust documents of the Selling Shareholder whose Offered Securities are held in trust; and

      (iv) The Power of Attorney and related Custody Agreement with respect to the Selling Shareholder has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (v) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

                                   SCHEDULE F

The following information is included pursuant to Section 7(b). The information appearing in:

      (i) the fourth sentence in the first paragraph and the second sentence in the second paragraph under the heading "Background to the Offering" in the "Prospectus Summary" section of the Prospectus;

      (ii) the third paragraph under the heading "Background to the Offering" in the "Prospectus Summary" section of the Prospectus;

      (iii) the third sentence in the fourth paragraph under the heading "Background to the Offering" in the "Prospectus Summary" section of the Prospectus;

      (iv) the first and fourth sentences in the second paragraph under the heading "The sale of our shares in this offering or future sales of our shares could depress the market price of our common stock" in the "Risk Factors" section of the Prospectus;

      (v) the first paragraph of the "Certain Relationships and Related Transactions" section of the Prospectus, except for the last sentence in that paragraph;

      (vi) the first sentence in the second paragraph of the "Certain Relationships and Related Transactions" section of the Prospectus;

      (vii) the first sentence (exclusive of the reference to service on the Board) and the second sentence in the third paragraph of the "Certain Relationships and Related Transactions" section of the Prospectus;

      (viii) the first sentence in the fourth paragraph of the "Certain Relationships and Related Transactions" section of the Prospectus;

      (ix) the table in the "Principal and Selling Shareholders" section of the Prospectus (the "Table") with respect to The PNC Financial Services Group, Inc., P.H. Glatfelter Family Shareholders' Voting Trust and G.H. Glatfelter;

      (x) the Table below the heading "Selling Shareholders" and above the heading "Directors and Executive Officers";

      (xi)     footnotes 3 and 4 to the Table;


      (xii) footnote 4 to the Table except for the phrase "6,000 shares issuable upon the exercise of options";



      (xiii)   footnotes 8 and 9 to the Table;



      (xiv) footnote 12 to the Table except for the information appearing under (i) and (ii) of that footnote;

      (xvi) the third paragraph of the "Underwriting" section of the Prospectus;

      (xvii) the underwriting discounts and commissions paid by the Selling Shareholders and the expenses payable by the Selling Shareholders in the fifth paragraph of the "Underwriting" section of the Prospectus;

      (xviii) the seventh paragraph of the "Underwriting" section of the Prospectus insofar as it relates to the Selling Shareholders; and

      (xix) the third through sixth sentences in the last paragraph of the "Underwriting" section of the Prospectus.

                                   SCHEDULE G

                              [Freshfields opinion]

                                   SCHEDULE H

                             [Foreign qualification]

                                       8